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                                                                       EXHIBIT 2

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                          AGREEMENT AND PLAN OF MERGER


                           dated as of April 9, 1995,


                                     among


                             FRONTIER CORPORATION,


                         FRONTIER SUBSIDIARY ONE, INC.


                                      and


                         ALC COMMUNICATIONS CORPORATION





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                               TABLE OF CONTENTS


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
ARTICLE I           THE MERGER

          1.1       The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.2       Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.3       Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.4       Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.5       Certificate of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          1.6       Directors; Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                       CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          2.1       Effect on Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    (a)   Common Stock of Sub   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    (b)   Cancellation of Treasury Stock and Frontier-Owned Stock   . . . . . . . . . . . . . . . . . . .   4
                    (c)   Conversion of ALC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

          2.2       Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                    (a)  Exchange Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                    (b)  Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (c)  Distributions with Respect to Unexchanged Shares   . . . . . . . . . . . . . . . . . . . . . . .   6
                    (d)  No Further Ownership Rights in ALC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .   6
                    (e)  No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    (f)  Termination of Exchange Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    (g)  No Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (h)  Withholding Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III         REPRESENTATIONS AND WARRANTIES

          3.1       Representations and Warranties of ALC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (a)   Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (b)   Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    (c)   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (d)   SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    (e)   Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    (f)   Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    (g)   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (h)   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (i)   Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (j)   Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (k)   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20





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
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
                    (l)   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    (m)   Section 203 of the DGCL Not Applicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                    (n)   Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                    (o)   Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                    (p)   ALC Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                    (q)   Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    (r)   Ownership of Frontier Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    (s)   Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (t)   Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (u)   Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (v)   Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

          3.2       Representations and Warranties of Frontier and Sub  . . . . . . . . . . . . . . . . . . . . . . . . .  24
                    (a)   Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (b)   Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (c)   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                    (d)   SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (e)   Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                    (f)   Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    (g)   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    (h)   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    (i)   Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    (j)   Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                    (k)   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    (l)   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    (m)   Section 912 of the NYBCL Not Applicable   . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    (n)   Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    (o)   Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                    (p)   Frontier Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                    (q)   Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                    (r)   Ownership of ALC Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                    (s)   Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                    (t)   Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    (u)   Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    (v)   Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IV          COVENANTS RELATING TO CONDUCT OF BUSINESS

          4.1       Covenants of ALC and Frontier   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (a)   Ordinary Course   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (b)   Dividends; Changes in Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (c)   Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (d)   Governing Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (e)   No Solicitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (f)   No Acquisitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                    (g)   No Dispositions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                    (h)   Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
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                    (i)   Other Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                    (j)   Advice of Changes; Government Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                    (k)   Accounting Methods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                    (l)   Pooling and Tax-Free Reorganization Treatment   . . . . . . . . . . . . . . . . . . . . . . . .  46
                    (m)   Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                    (n)   Tax Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                    (o)   Network Transition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE V           ADDITIONAL AGREEMENTS

          5.1       Preparation of S-4 and the Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          5.2       Letter of ALC's Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          5.3       Letter of Frontier's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          5.4       Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          5.5       Stockholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          5.6       Legal Conditions to Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          5.7       Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          5.8       Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          5.9       Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          5.10      Stock Options and Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          5.11      Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          5.12      Governance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.13      Indemnification; Directors' and Officers' Insurance   . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.14      Elimination of Certain Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          5.15      Financial Reporting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          5.16      Additional Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE VI          CONDITIONS PRECEDENT

          6.1       Conditions to Each Party's Obligation To Effect the Merger  . . . . . . . . . . . . . . . . . . . . .  57
                    (a)   Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    (b)   NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    (c)   Other Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    (d)   S-4   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    (e)   No Injunctions or Restraints; Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    (f)   Pooling   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    (g)   Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

          6.2       Conditions to Obligations of Frontier and Sub   . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    (a)   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    (b)   Performance of Obligations of ALC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    (c)   Consents Under Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    (d)   Tax Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (e)   Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (f)   Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (g)   Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61





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          6.3       Conditions to Obligations of ALC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (a)   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (b)   Performance of Obligations of Frontier and Sub  . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (c)   Consents Under Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (d)   Tax Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (e)   Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (f)   Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VII         TERMINATION AND AMENDMENT

          7.1       Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
          7.2       Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          7.3       Fees, Expenses and Other Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          7.4       Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.5       Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE VIII        GENERAL PROVISIONS

          8.1       Nonsurvival of Representations, Warranties and Agreements   . . . . . . . . . . . . . . . . . . . . .  71
          8.2       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          8.3       Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          8.4       Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          8.5       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          8.6       Entire Agreement; No Third Party Beneficiaries; Rights
                       of Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          8.7       Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          8.8       Severability; Limitations on Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          8.9       Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          8.10      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76




EXHIBIT 3.1(i)                Form of Amended and Restated Employment Agreement
EXHIBIT 5.7                   Form of Affiliate Letter
EXHIBIT 5.12                  Officers
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                             Index of Defined Terms

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
affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ALC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ALC Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
ALC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
ALC Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ALC Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC SAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
ALC Series E Preferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ALC Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
AMEX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
beneficial ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
beneficially own  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Business Combination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Competing Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Conversion Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Frontier  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Frontier Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Frontier Class A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                                                                                         Page
                                                                                                                         ----
Frontier Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Frontier Convertible Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Frontier Cumulative Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Frontier Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Frontier Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Frontier Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Frontier SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Frontier Series A Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Frontier Vote Matter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Grumman Hill Associates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Grumman Hill Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
material adverse effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
NYBCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
qualified stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Requisite Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Tax return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Warrant Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 AGREEMENT AND PLAN OF MERGER dated as of April 9, 1995 (this "Agreement"), among FRONTIER CORPORATION, a New York corporation ("Frontier"), FRONTIER SUBSIDIARY ONE, INC., a Delaware corporation and a wholly-owned subsidiary of Frontier ("Sub"), and ALC COMMUNICATIONS CORPORATION, a Delaware corporation ("ALC").

                 WHEREAS, the Boards of Directors of Frontier, Sub and ALC have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which Sub would merge with and into ALC (the "Merger");

                 WHEREAS, Frontier and ALC desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                 WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into ALC at the Effective Time (as defined in Section 1.3 below). Upon the Effective Time, the separate existence of Sub shall cease, and ALC shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "ALC Communications Corporation".

                 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

                 1.3 Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time").

                 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                 1.5 Certificate of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in accordance with the DGCL such that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall consist of the provisions set forth in the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as follows: "The name of this Corporation is 'ALC Communications Corporation'." At the Effective Time, the By Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

                 1.6 Directors; Officers. (a) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                 (b) The officers of ALC at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $.01 per share of ALC (the "ALC Common Stock"), or any shares of capital stock of Sub:

                 (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation and shall be the issued and outstanding capital stock of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and Frontier-Owned Stock. Each share of ALC Common Stock that is owned by ALC or by any subsidiary of ALC, and each share of ALC Common Stock that is owned by Frontier, Sub or any other subsidiary of Frontier shall automatically be cancelled and retired and shall cease to exist, and no stock of Frontier or other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Conversion of ALC Common Stock. Subject to Section 2.2(e), each issued and outstanding share of ALC Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into 2.0 (the "Conversion Number") fully paid and nonassessable shares of Common Stock, par value $1.00 per share of Frontier (the "Frontier Common Stock"). All such shares of ALC Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Frontier Common Stock into which such ALC Common Stock has been converted. Certificates previously representing shares of ALC Common Stock shall be exchanged for certificates representing whole shares of Frontier Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

                 2.2 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Frontier shall deposit, or shall cause to be deposited, with a bank or trust company designated by Frontier (and reasonably acceptable to ALC) (the "Exchange Agent"), for the benefit of the holders of shares of ALC Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Frontier Common Stock (such certificates for shares of Frontier Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of ALC Common Stock.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Frontier shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ALC Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Frontier and ALC may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for certificates representing shares of Frontier Common Stock. Upon surrender of one or more Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary or other reasonable documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Frontier Common Stock which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this
Article II, and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of ALC Common Stock which is not registered in the transfer records of ALC, a certificate representing the proper number of shares of Frontier Common Stock may be issued to a transferee if the Certificate representing such ALC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Frontier Common Stock and cash in lieu of any fractional shares of Frontier Common Stock as contemplated by this Section 2.2.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Frontier Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Frontier Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Frontier Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable with respect to a fractional share of Frontier Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Frontier Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Frontier Common Stock.

                 (d) No Further Ownership Rights in ALC Common Stock. All shares of Frontier Common Stock issued upon conversion of shares of ALC Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ALC Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ALC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. No certificates or scrip representing fractional shares of Frontier Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Frontier. In lieu of any such fractional shares, each holder of ALC Common Stock upon surrender of a Certificate for exchange pursuant to this Section shall be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of ALC Common Stock then held by such holder) by the closing price for a share of Frontier Common Stock on the NYSE Composite Transaction Tape on the first business day immediately preceding the Effective Time. For this purpose, shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid any amount in respect of more than one share of Frontier Common Stock.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of ALC for six months after the Effective Time shall be delivered to Frontier upon demand, and any stockholders of ALC who have not theretofore complied with this Article II shall thereafter look only to Frontier for payment of their claim for Frontier Common Stock, any cash in lieu of fractional shares of Frontier Common Stock and any dividends or distributions with respect to Frontier Common Stock.

                 (g) No Liability. Neither Frontier nor ALC shall be liable to any holder of shares of ALC Common Stock or Frontier Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h) Withholding Rights. Frontier or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ALC Common Stock such amounts as Frontier or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, or any court order. To the extent that amounts are so withheld by Frontier or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ALC Common Stock in respect of which such deduction and withholding was made by Frontier or the Exchange Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.1 Representations and Warranties of ALC. ALC represents and warrants to Frontier and Sub as follows:

                 (a) Organization, Standing and Power. Each of ALC and its Significant Subsidiaries (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals or so to qualify would not, individually or in the aggregate, have a material adverse effect on ALC. As used in this Agreement,
(i) a "Significant Subsidiary" means any subsidiary of ALC or Frontier, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), prospects, properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole and (iii) the term "material adverse effect" means, with respect to ALC or Frontier, a material adverse effect on the business, assets, prospects, results of operations or financial condition of such party and its subsidiaries taken as a whole or on the ability of such party (and, with respect to Frontier, of Sub) to perform its obligations hereunder.

                 (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of ALC consists of 200,000,000 shares of ALC Common Stock and 15,500,000 shares of

Preferred Stock, par value of $.01 per share, of which 500,000 shares have been designated as Series E Participating Preferred Stock (the "ALC Series E Preferred"). At the close of business on April 7, 1995, (A) 33,719,441 shares of ALC Common Stock were outstanding; (B) 3,851,968 shares of ALC Common Stock were reserved for issuance upon exercise of outstanding warrants, consisting solely of (1) 660,000 shares reserved for issuance upon exercise of outstanding warrants issued pursuant to the Warrant Agreement dated as of December 15, 1985 between ALC and Continental Illinois National Bank and Trust Company of Chicago, as Warrant Agent, (2) 329,300 shares reserved for issuance upon exercise of outstanding warrants issued pursuant to the Amended and Restated Stock Subscription Warrant to Subscribe for 329,300 Shares of Common Stock dated June 4, 1992 issued by ALC to Grumman Hill Investments, L.P. ("Grumman Hill Investments"), (3) 98,790 shares reserved for issuance upon exercise of outstanding warrants issued pursuant to the Amended and Restated Stock Subscription Warrant to Subscribe for 98,790 Shares of Common Stock dated June 4, 1992 issued by ALC to Grumman Hill Associates, Inc. ("Grumman Hill Associates") and (4) 2,763,878 shares reserved for issuance upon exercise of outstanding warrants issued pursuant to the Warrant Agreement dated July 1, 1992 between ALC and Star Bank, National Association (the warrants referenced in this clause (B), collectively, the "ALC Warrants", and the agreements referenced in this clause (B), collectively, the "Warrant Agreements"); (C)(1) 153,163 shares of ALC Common Stock were reserved for issuance upon exercise of outstanding stock options granted pursuant to the Advisory Agreement with Stock Option dated September 7, 1988, as amended on June 6, 1990, May 2, 1994 and May 12, 1994, between ALC and Grumman Hill Associates and Grumman Hill Investments, and (2) 14,000 shares of ALC Common Stock were reserved for issuance upon exercise of outstanding stock options granted pursuant to the Stock Option dated as of May 12, 1994 between ALC and Grumman Hill Associates (the options and agreements referenced in this clause (C), collectively, the "Grumman Hill Options"); (D) 3,914,374 shares were reserved for issuance upon exercise of outstanding options granted pursuant to ALC's 1986 Stock Option Plan, as amended and restated as of May 12, 1994, ALC's 1990 Stock Option Plan, as amended and restated as of May 12, 1994, and ALC's 1994 Non-Employee Director Stock Option Plan; (E) 2,185,626 shares of ALC Common Stock were reserved for issuance upon exercise of authorized but unissued stock options pursuant to the plans referenced in clause (D) above; (F) 80,000 shares of ALC Common Stock were reserved for issuance upon exercise of outstanding options granted to certain directors of ALC not pursuant to ALC's 1994 Non-Employee Director Stock Option Plan; (G) no shares of ALC Common Stock were held by ALC in its treasury or by its subsidiaries; (H) no shares of ALC Preferred Stock were issued or outstanding; and (I) 500,000 shares of ALC Series E Preferred were reserved for issuance upon exercise of the rights (the "ALC Rights") issued to holders of ALC Common Stock pursuant to the Rights Agreement dated as of January 12, 1995 between ALC and

Mellon Bank, N.A., as Rights Agent (the "ALC Rights Agreement"). Except as set forth above, no shares of capital stock of ALC were issued, reserved for issuance or outstanding as of April 7, 1995.

                 (ii) At the close of business on April 7, 1995, no stock appreciation rights (each an "ALC SAR") or other grants, other than to the extent specified in the foregoing clause (i), with respect to shares of ALC Common Stock were outstanding, whether or not issued pursuant to any plan or arrangement providing for the granting of ALC SARs or such other grants. The options listed in clauses (C), (D) and (F) of the foregoing clause (i) (each an "ALC Stock Option") constitute all of the options to purchase shares of ALC Common Stock which were outstanding as of April 7, 1995, whether or not issued pursuant to any plan or arrangement (any such plan or arrangement, together with any plan or arrangement referred to in the preceding sentence, an "ALC Stock Plan").

                (iii) As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of ALC were issued or outstanding. All outstanding shares of ALC capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                 (iv) As of the date hereof, except for this Agreement, the ALC Stock Options, the ALC Warrants and the ALC Rights, there are no options, warrants, calls, rights, commitments or agreements of any character to which ALC or any subsidiary of ALC is a party or by which it is bound obligating ALC or any subsidiary of ALC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of ALC or of any subsidiary of ALC or obligating ALC or any subsidiary of ALC to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. After the Effective Time, there will be no option, warrant, call, right or agreement obligating ALC or any subsidiary of ALC to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of ALC or any subsidiary of ALC, or obligating ALC or any subsidiary of ALC to grant, extend or enter into any such option, warrant, call, right or agreement. As of the date hereof, there are no outstanding contractual obligations or any understandings of ALC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of ALC or any of its subsidiaries. True and complete copies of the Warrant Agreements have been provided to Frontier.

                  (v) Except in connection with the declaration of a dividend of one ALC Right for each outstanding share of ALC Common Stock, since December 31, 1994, ALC has not (A) issued or permitted to be issued any shares of capital stock, or any rights, options or warrants to acquire any capital stock, or securities exercisable for or convertible into shares of capital stock, of ALC or any of its Significant Subsidiaries, other than pursuant to and as required by the terms of any ALC Stock Options or ALC Warrants that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more subsidiaries of ALC, any shares of capital stock of ALC or any of its Significant Subsidiaries; or (C) declared, set aside, made or paid to the stockholders of ALC dividends or other distributions on the outstanding shares of capital stock of ALC. For purposes of clause (B) of this clause (iv), ALC shall be deemed to include any affiliate or associate (as defined in the Exchange Act) of ALC or any person that ALC has caused or requested to purchase or acquire such shares.

                 (c) Authority. (i) ALC has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the stockholders of ALC, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ALC, subject to approval of this Agreement by the stockholders of ALC. This Agreement has been duly executed and delivered by ALC and constitutes a valid and binding obligation of ALC enforceable in accordance with its terms.

                 (ii) Except as set forth on Schedule 3.1(c), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation") pursuant to, any provision of the Certificate of Incorporation or By-laws of ALC or any subsidiary of ALC, any provision of the Warrant Agreements, any provision of the ALC Stock Plans or any provision of any agreement or understanding governing the outstanding ALC Stock Options or ALC SARs, or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ALC or any subsidiary of ALC or their respective properties or assets which Violation would have a material adverse effect on ALC.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, or entity created by rule, regulation or order of any commission or other governmental authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to ALC or any subsidiary of ALC in connection with the execution and delivery of this Agreement by ALC or the consummation by ALC of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on ALC, except for (A) the filing with the SEC of (1) a joint proxy statement in definitive form relating to the meetings of ALC's and Frontier's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which ALC is qualified to do business, (C) filings pursuant to the rules of the American Stock Exchange (the "AMEX"), (D) notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (E) filings under the Communications Act of 1934, as amended (the "Communications Act"), and under state or foreign utility or telecommunication regulatory laws.

                 (d) SEC Documents. ALC has made available to Frontier a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by ALC with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "ALC SEC Documents"), which are all the documents (other than preliminary material) that ALC was required to file with the SEC since such date. As of their respective dates, the ALC SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ALC SEC Documents, and none of the ALC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ALC included in the ALC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of ALC and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the ALC SEC Documents have been so filed.

                 (e) Information Supplied. None of the information supplied or to be supplied by ALC for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Frontier in connection with the issuance of shares of Frontier Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Frontier) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (f) Compliance with Applicable Laws. ALC and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of ALC and its subsidiaries, taken as a whole (the "ALC Permits"), except to the extent the failure to hold the ALC Permits will not have a material adverse effect on ALC. ALC and its subsidiaries are in compliance with the terms of the ALC Permits and all applicable laws and regulations, except where the failure so to comply would not have a material adverse effect on ALC. Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, the businesses of ALC and its subsidiaries are not being conducted in violation of any law, order, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on ALC. As of the date of this Agreement, to the knowledge of ALC, no investigation by any Governmental Entity with respect to ALC or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on ALC.

                 (g) Litigation. As of the date of this Agreement, except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of ALC, threatened, against or affecting ALC or any subsidiary of ALC as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on ALC, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ALC or any subsidiary of ALC or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                 (h) Taxes. ALC and each of its subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which ALC or any of its subsidiaries is or has been a member) have timely filed all tax returns required to be filed by any of them and have paid (or ALC has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the ALC SEC Documents reflect an adequate reserve for all taxes payable by ALC and its subsidiaries (whether or not shown on such returns) accrued through the date of such financial statements. Except as set forth on Schedule 3.1(h), no material deficiencies for any taxes have been proposed, asserted or assessed against ALC or any of its subsidiaries that are not adequately reserved for, no audit of any tax return of ALC or any of its subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to ALC or any of its subsidiaries and is currently in effect. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments (including assessments against telecommunications providers for universal service support, disabled access, emergency communications (911) and other purposes mandated by law, regulation or order of any Governmental Entity) of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and the term "tax return" shall mean any return, report or statement required to be filed with any governmental authority with respect to taxes.

                 (i) Certain Agreements. Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, except as set forth on
Schedule 3.1(i) hereto and except
for this Agreement, as of the date of this Agreement, neither ALC nor any of its subsidiaries is a party to any oral or written (i) consulting agreement involving the payment of more than $250,000 per annum, or union, guild or collective bargaining agreement which agreement covers any employees, (ii) agreement with any executive officer or other key employee of ALC or any subsidiary of ALC the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ALC or any subsidiary of ALC of the nature contemplated by this Agreement and which provides for the payment of in excess of $250,000, (iii) agreement with respect to any executive officer of A or any subsidiary of ALC providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $250,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth on
Schedule 3.1(i) hereto and except for this Agreement, neither ALC nor any of its subsidiaries is a party to any agreement restricting (i) the declaration or payment of any dividends upon any of the capital stock of ALC, (ii) the purchase, redemption, retirement or other acquisition of any shares of capital stock of ALC, (iii) the distribution of cash, property or assets among the holders of capital stock of ALC or (iv) the making of any change in the capital structure of ALC. As of the date hereof, the executive officers of ALC listed on Schedule 3.1(i) hereto have executed amended and restated employment agreements effective as of the Effective Time (the "Employment Agreements") substantially in the form attached hereto as Exhibit 3.1(i).

                 (j) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by ALC or any member of its controlled group within the meaning of Section 414 of the Code (the "ALC Benefit Plans"), ALC has made available to Frontier, to the extent applicable, a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such ALC Benefit Plan (or where no formal plan exists, a written description thereof), (C) each trust agreement relating to such ALC Benefit Plan, (D) the most recent summary plan description for each ALC Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to an ALC Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any ALC Benefit Plan qualified under Section 401 (a) of the Code.

                 (ii) With respect to the ALC Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of ALC, there exists no condition or set of circumstances, in connection with which ALC or any members of its controlled group could be subject to any liability that is reasonably likely to have a material adverse effect on ALC (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                (iii) True and complete copies of the ALC Stock Plans as in effect on the date hereof have been provided to Frontier.

                 (k) Subsidiaries. Schedule 3.1(k) hereto lists all of the Significant Subsidiaries of ALC as of the date hereof, each of which is wholly-owned by ALC. All of the shares of capital stock of each of the subsidiaries held by ALC or by another subsidiary of ALC are fully paid and nonassessable and are owned by ALC or a subsidiary of ALC free and clear of any claim, lien or encumbrance.

                 (l) Absence of Certain Changes or Events. Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, since December 31, 1994, ALC and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, prospects, financial condition or results of operations of ALC or any of its subsidiaries which has had, or is reasonably likely to have, a material adverse effect on ALC (other than as a result of changes in laws or regulations of general applicability or interpretations thereof).

                 (m) Section 203 of the DGCL Not Applicable. The restrictions of Section 203 of the DGCL will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 3.2(r) (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the transactions contemplated hereby.

                 (n) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of ALC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of ALC capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.2(r), without giving effect to the knowledge qualification thereof).

                 (o) Accounting Matters. Neither ALC nor, to its best knowledge, any of its affiliates, has through the date of this Agreement, taken or agreed to take any action that would prevent Frontier from accounting for the business combination to be effected by the Merger as a "pooling of interests".

                 (p) ALC Rights Agreement. Concurrently with the execution and delivery of this Agreement, ALC has amended the ALC Rights Agreement, to provide that (i) none of the approval, execution or delivery of this Agreement or the consummation of the Merger will cause (1) the ALC Rights to become exercisable under the ALC Rights Agreement, (2) Frontier or any of its subsidiaries to be deemed an "Acquiring Person" (as defined in the ALC Rights Agreement), or (3) the "Stock Acquisition Date" (as defined in the ALC Rights Agreement) to occur upon any such event and
(ii) the "Expiration Date" (as defined in the ALC Rights Agreement) of the ALC Rights shall occur immediately prior to the Effective Time. The "Distribution Date" (as defined in the ALC Rights Agreement) has not occurred.

                 (q) Properties. Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, ALC or one of its subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such ALC SEC Documents as being owned by ALC or one of its subsidiaries or acquired after the date thereof which are material to ALC's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such ALC SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to ALC's knowledge, the lessor.

                 (r) Ownership of Frontier Common Stock. As of the date hereof, neither ALC nor, to its best knowledge, any of its affiliates or associates (as defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Frontier Common Stock, except for shares which may be held by ALC Benefit Plans which shares do not, in the aggregate, represent 1% or more of the outstanding shares of Frontier Common Stock.

                 (s) Intellectual Property. ALC and its Significant Subsidiaries own or possess adequate licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of ALC and its Significant Subsidiaries as currently conducted or as contemplated to be conducted, and ALC is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a material adverse effect. To the best knowledge of ALC, except as disclosed on Schedule 3.1(s) hereto, the conduct of the business of ALC and its Significant Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a material adverse effect. To the best knowledge of ALC, there are no infringements of any proprietary rights owned by or licensed by or to ALC or any of its Significant Subsidiaries which, individually or in the aggregate, would have a material adverse effect.

                 (t) Undisclosed Liabilities. Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, neither ALC nor any of its Significant Subsidiaries has incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) other than liabilities or obligations which would not, individually or in the aggregate, have a material adverse effect.

                 (u) Environmental Matters. (i) Except as disclosed in the ALC SEC Documents filed prior to the date of this Agreement, there are no Environmental Liabilities (as defined below) of ALC or any of its Significant Subsidiaries which would, individually or in the aggregate, have a material adverse effect.

                 (ii) As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as now or may at any time hereafter be in effect. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Significant Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation.

                 (v) Opinion of Financial Advisor. ALC has received the opinion of Salomon Brothers Inc dated April 9, 1995 to the effect that, as of such date, the exchange ratio reflected in the Conversion Number is fair to the stockholders of ALC from a financial point of view, a copy of which opinion has been delivered to Frontier.

                 3.2 Representations and Warranties of Frontier and Sub. Frontier and Sub jointly and severally represent and warrant to ALC as follows:

                 (a) Organization, Standing and Power. Each of Frontier and its Significant Subsidiaries and Sub is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals or so to qualify would not, individually or in the aggregate, have a material adverse effect on Frontier.

                 (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of Frontier consists of 300,000,000 shares of Frontier Common Stock, 4,000,000 shares of Class A Preferred Stock, par value $100.00 per share, of Frontier ("Frontier Class A Preferred Stock"), and 850,000 shares of Cumulative Preferred Stock, $100.00 par value per share, of

Frontier ("Frontier Cumulative Preferred Stock"). As of the close of business on April 6, 1995, (A) 81,864,958 shares of Frontier Common Stock were outstanding; (B) 1,030,619 shares of Frontier Common Stock were reserved for issuance upon exercise of outstanding stock options granted pursuant to the Directors Stock Option Plan of Frontier and the Restated Executive Stock Option Plan of Frontier; (C) 1,869,516 shares of Frontier Common Stock were reserved for issuance upon exercise of authorized but unissued stock options pursuant to the plans referenced in clause (B) above or in connection with Frontier's dividend reinvestment and employee stock purchase plans (such plans, together with the plans referenced in clause (B) above, the "Frontier Stock Plans"); (D) 251,483 shares of Frontier Common Stock were reserved for issuance upon conversion of $5,300,000 in principal amount of 10.46% Convertible Debentures due 2008 (the "Frontier Convertible Debentures"); (E) 6,375 shares of Frontier Common Stock were held by Frontier in its treasury or by its subsidiaries; (F) no shares of Frontier Class A Preferred Stock were issued or outstanding; and
(G) 200,000 shares of Frontier Cumulative Preferred Stock were outstanding, consisting solely of 60,000 shares of Cumulative Preferred Stock, 5% Series, 40,000 shares of Cumulative Preferred Stock, Second 5% Series, 50,000 shares of Cumulative Preferred Stock, 5.65% Series, and 50,000 shares of Cumulative Preferred Stock, 4.60% Series. Except as set forth above, no shares of capital stock of Frontier were issued, reserved for issuance or outstanding as of April 6, 1995.

                 (ii) As of the date hereof, no Voting Debt of Frontier was issued or outstanding. All outstanding shares of Frontier capital stock are, and the shares of Frontier Common Stock (A) to be issued pursuant to or as specifically contemplated by this Agreement, and (B) when issued in accordance with this Agreement upon exercise of the ALC Stock Options and the ALC Warrants, as the case may be, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                (iii) As of the date hereof, except for this Agreement, the Frontier Stock Plans, the Frontier Convertible Debentures and the rights (the "Frontier Rights") to be issued to holders of Frontier Common Stock pursuant to the Rights Agreement between Frontier and The First National Bank of Boston, as Rights Agent (the "Frontier Rights Agreement"), substantially in the form previously provided to ALC, there are no options, warrants, calls, rights, commitments or agreements of any character to which Frontier or any subsidiary of Frontier is a party or by which it is bound obligating Frontier or any subsidiary of Frontier to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Frontier or of any subsidiary of Frontier or obligating Frontier or any subsidiary of Frontier to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations or any understandings of Frontier or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Frontier or any of its subsidiaries.

                 (iv) Except in connection with the declaration of a dividend of one Frontier Right for each outstanding share of Frontier Common Stock, since December 31, 1994, Frontier has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Frontier or any of its Significant Subsidiaries or Sub, other than pursuant to and as required by the terms of Frontier's dividend reinvestment and employee stock purchase plans, and any employee stock options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more subsidiaries of Frontier, any shares of capital stock of Frontier or any of its Significant Subsidiaries or Sub; or (C) declared, set aside, made or paid to the stockholders of Frontier dividends or other distributions on the outstanding shares of capital stock of Frontier, other than regular quarterly cash dividends at a rate not in excess of the regular quarterly cash dividends most recently declared by Frontier prior to the date of this Agreement, or as required by the terms of the Frontier Preferred Stock as in effect on the date hereof. For purposes of clause (B) of this clause (iv), Frontier shall be deemed to include any affiliate or associate (as defined in the Exchange Act) of Frontier or any person that Frontier has caused or requested to purchase or acquire such shares.

                  (v) As of the date hereof, the authorized capital stock of Sub consists of 100 shares of Common Stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are owned by Frontier.

                 (c) Authority. (i) Frontier and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Frontier of the issuance of Frontier Common Stock pursuant to the Merger (the "Frontier Vote Matter"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Frontier and Sub, subject to approval of the Frontier Vote Matter by the stockholders of Frontier. This Agreement has been duly executed and delivered by Frontier and Sub and constitutes a valid and binding obligation of Frontier and Sub, enforceable in accordance with its terms.

                 (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Frontier, Sub, or any other subsidiary of Frontier or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Frontier, Sub, or any other subsidiary of Frontier or their respective properties or assets which Violation would have a material adverse effect on Frontier.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Frontier, Sub, or any other subsidiary of Frontier in connection with the execution and delivery of this Agreement by Frontier or Sub or the consummation by Frontier or Sub of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Frontier, except for (A) the filing with the SEC of (1) the S-4, (2) the Proxy Statement and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (C) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Frontier is qualified to do business, (D) filings pursuant to the rules of the NYSE, (E) notices under the HSR Act and (F) filings under the Communications Act and under state or foreign utility or telecommunication regulatory laws.

                 (d) SEC Documents. Frontier has made available to ALC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by

Frontier with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "Frontier SEC Documents"), which are all the documents (other than preliminary material) that Frontier was required to file with the SEC since such date. As of their respective dates, the Frontier SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Frontier SEC Documents, and none of the Frontier SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Frontier included in the Frontier SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Frontier and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Frontier SEC Documents have been so filed.

                 (e) Information Supplied. None of the information supplied or to be supplied by Frontier or Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, except for such portions thereof that relate only to ALC, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, except for such portions thereof that relate only to ALC, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 (f) Compliance with Applicable Laws. Frontier and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Frontier and its subsidiaries, taken as a whole (the "Frontier Permits"), except to the extent the failure to hold the Frontier Permits would not have a material adverse effect on Frontier. Frontier and its subsidiaries are in compliance with the terms of the Frontier Permits and all applicable laws and regulations, except where the failure so to comply would not have a material adverse effect on Frontier. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, the businesses of Frontier and its subsidiaries are not being conducted in violation of any law, order, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Frontier. As of the date of this Agreement, to the knowledge of Frontier, no investigation by any Government Entity with respect to Frontier or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Frontier.

                 (g) Litigation. As of the date of this Agreement, except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Frontier, threatened, against or affecting Frontier or any subsidiary of Frontier as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on Frontier, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Frontier or any subsidiary of Frontier having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                 (h) Taxes. Frontier and each of its subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which Frontier or any of its subsidiaries is or has been a member) have timely filed all tax returns required to be filed by any of them and have paid (or Frontier has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Frontier SEC Documents reflect an adequate reserve for all taxes payable by Frontier and its subsidiaries (whether not shown on such returns) accrued through the date of such financial statements. Except as disclosed on Schedule 3.2(h), (i) no material deficiencies for any taxes have been proposed, asserted or assessed against Frontier or any of its subsidiaries that are not adequately reserved for, (ii) no audit of any tax return of Frontier or any of its subsidiaries is being conducted by a tax authority, and (iii) no extension of the statute of limitations on the assessment of any taxes has been granted to Frontier or any of its subsidiaries and is currently in effect.

                 (i) Certain Agreements. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, except as set forth on
Schedule 3.2(i) hereto and except for this Agreement, as of the date of this Agreement, neither Frontier nor any of its subsidiaries is a party to any oral or written (i) consulting agreement involving the payment of more than $250,000 per annum, or union, guild or collective bargaining agreement which agreement covers any employees, (ii) agreement with any executive officer or other key employee of Frontier or any subsidiary of Frontier the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Frontier or any subsidiary of Frontier of the nature contemplated by this Agreement and which provides for the payment of in excess of $250,000, (iii) agreement with respect to any executive officer of Frontier or any subsidiary of Frontier providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $250,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                 (j) Benefit Plans. (i) With respect to each Benefit Plan maintained or contributed to by Frontier or any member of its controlled group within the meaning of Section 414 of the Code (the "Frontier Benefit Plans"), Frontier has made available to ALC, to the extent applicable, a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Frontier Benefit Plan (or where no formal plan exists, a written description thereof), (C) each trust agreement relating to such Frontier Benefit Plan, (D) the most recent summary plan description for each Frontier Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Frontier Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Frontier Benefit Plan qualified under
Section 401(a) of the Code.

                 (ii) With respect to the Frontier Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Frontier, there exists no condition or set of circumstances in connection with which Frontier or any member of its controlled group could be subject to any liability that is reasonably likely to have a material adverse effect upon Frontier (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                (iii) True and complete copies of the Frontier Stock Plans as in effect on the date hereof have been provided to A.

                 (k) Subsidiaries. Schedule 3.2(k) hereto lists all of the Significant Subsidiaries of Frontier as of the date hereof, each of which is wholly-owned by Frontier. All of the shares of capital stock of each of the subsidiaries held by Frontier or by another subsidiary of Frontier are fully paid and nonassessable and are owned by Frontier or a subsidiary of Frontier free and clear of any claim, lien or encumbrance.

                 (l) Absence of Certain Changes or Events. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, since December 31, 1994, Frontier and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, prospects, financial condition or results of operations of Frontier or any of its subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Frontier (other than as a result of changes in laws or regulations of general applicability or interpretations thereof).

                 (m) Section 912 of the NYBCL Not Applicable. The provisions of Section 912 of the New York Business Corporation Law (the "NYBCL") will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 3.1(r) (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the transactions contemplated hereby.

                 (n) Vote Required. The affirmative vote of the holders of shares of Frontier Common Stock representing a majority of the total votes cast by the holders of all outstanding shares of Frontier Common Stock is the only vote of the holders of any class or series of Frontier capital stock necessary to approve the Frontier Vote Matter and the transactions contemplated hereby, provided that the total votes cast by such holders represent a majority of the outstanding shares of Frontier Common Stock entitled to vote on the

Frontier Vote Matter (assuming for purposes of this representation (including the proviso) the accuracy of the representations contained in Section 3.1(r) without giving effect to the knowledge qualification thereof).

                 (o) Accounting Matters. Neither Frontier nor, to its best knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Frontier from accounting for the business combination to be effected by the Merger as a "pooling of interests".

                 (p) Frontier Rights Agreement. Under the Frontier Rights Agreement, which will be executed as promptly as practicable following the date hereof, and assuming that no stockholder of ALC would constitute an "Acquiring Person" after giving effect to the Merger, (i) none of the approval, execution or delivery of this Agreement or the consummation of the Merger will cause (1) the Frontier Rights to become exercisable, (2) ALC or any of its subsidiaries to be deemed an "Acquiring Person" (as defined in the Frontier Rights Agreement), or (3) the "Stock Acquisition Date" (as defined in the Frontier Rights Agreement) to occur upon any such event. The "Distribution Date" (as defined in the Frontier Rights Agreement) has not occurred.

                 (q) Properties. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.2(q) hereto, Frontier or one of subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Frontier SEC Documents as being owned by Frontier or one of its subsidiaries or acquired after the date thereof which are material to Frontier's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Frontier SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to Frontier's knowledge, the lessor.

                 (r) Ownership of ALC Common Stock. As of the date hereof, neither Frontier nor, to its best knowledge, any of its affiliates or associates (as defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of ALC Common Stock, except for shares which may be held by Frontier Benefit

Plans which shares do not, in the aggregate, represent 1% or more of the outstanding shares of ALC Common Stock.

                 (s) Intellectual Property. Frontier and its Significant Subsidiaries own or possess adequate licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know- how and other proprietary rights and information used or held for use in connection with the business of Frontier and its Significant Subsidiaries as currently conducted or as contemplated to be conducted, and Frontier is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a material adverse effect. To the best knowledge of Frontier, the conduct of the business of Frontier and its Significant Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a material adverse effect. To the best knowledge of Frontier, there are no infringements of any proprietary rights owned by or licensed by or to Frontier or any of its Significant Subsidiaries which, individually or in the aggregate, would have a material adverse effect.

                 (t) Undisclosed Liabilities. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, neither Frontier nor any of its Significant Subsidiaries has incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) other than liabilities or obligations which would not, individually or in the aggregate, have a material adverse effect.

                 (u) Environmental Matters. Except as disclosed in the Frontier SEC Documents filed prior to the date of this Agreement, there are no Environmental Liabilities of Frontier or any of its Significant Subsidiaries which would, individually or in the aggregate, have a material adverse effect.

                 (v) Opinion of Financial Advisor. Frontier has received the opinion of Lazard Freres & Co. dated April 9, 1995, to the effect that, as of such date, the exchange ratio reflected in the Conversion Number is fair to the stockholders of Frontier from a financial point of view, a copy of which opinion has been delivered to ALC.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                 4.1 Covenants of ALC and Frontier. During the period from the date of this Agreement and continuing until the Effective Time, ALC and Frontier each agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other party shall otherwise consent in writing):

                 (a) Ordinary Course. Such party and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. No party shall, or shall permit any of its subsidiaries to, (i) enter into any new material line of business or (ii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice or as contemplated by business plans or budgets provided, or otherwise disclosed in writing, to the other party prior to the date hereof.

                 (b) Dividends; Changes in Stock. Except in connection with the declaration and issuance of the Frontier Rights by Frontier, no party shall, or shall permit any of its Significant Subsidiaries to, or shall propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) Frontier may continue the declaration and payment of regular quarterly cash dividends not in excess of $.2075 per share of Frontier Common Stock and regular quarterly cash dividends as provided by and in accordance with the terms of the Frontier Cumulative Preferred Stock, in each case with usual record and payment dates for such dividends in accordance with Frontier's past dividend practice, and (B) for dividends by a wholly-owned subsidiary of such party, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in the case of Frontier, as described on Schedule 3.2(b).

                 (c) Issuance of Securities. No party shall, or shall permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Frontier Common Stock or ALC Common Stock, as the case may be, upon the exercise of the stock options and warrants referred to in this Agreement, in each case outstanding on the date of this Agreement, or pursuant to Frontier Stock Plans or ALC Stock Plans, in each case in accordance with their present terms, (ii) in the case of Frontier, grants of options to purchase shares of Frontier Common Stock pursuant to the Frontier Stock Plans,
(iii) issuances by a wholly-owned subsidiary of its capital stock to its parent, (iv) in the case of Frontier, the issuance of Frontier Rights and shares of Series A Junior Participating Class

A Preferred Stock of Frontier the ("Frontier Series A Preferred") upon exercise of the Frontier Rights, in each case in accordance with the terms of the Frontier Rights Agreement, and the reservation for issuance of shares of Frontier Series A Preferred and (v) in the case of ALC, the issuance of ALC Rights and shares of ALC Series E Preferred upon exercise of ALC Rights, in each case in accordance with the terms of the ALC Rights Agreement (as amended as described in Section 3.1(p)), and the reservation for issuance of shares of ALC Series E Preferred.

                 (d) Governing Documents. No party shall amend or propose to amend, or shall permit any of its Significant Subsidiaries to amend, the Certificate of Incorporation or By-laws of such party or any of its Significant Subsidiaries (or, in the case of Frontier, of Sub), except as contemplated by
Section 5.12; provided, however, the foregoing shall not prevent the amendment of Sub's Certificate of Incorporation to increase the number of authorized shares of its common stock or to change the par value thereof. Frontier shall not amend the Frontier Rights Agreement in any way adverse to ALC or its ability to consummate the transactions contemplated hereby and ALC shall not amend the ALC Rights Agreement (as amended as described in Section 3.1(p)) in any way adverse to Frontier or its ability to consummate the transactions contemplated hereby. ALC shall not amend the Warrant Agreements or the Grumman Hill Options.

                 (e) No Solicitations. No party shall, or shall permit any of its subsidiaries to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and each party shall notify the other party hereto orally (within twelve hours) and in writing (as promptly as practicable), in reasonable detail, as to any inquiries and proposals which it or any of such party's subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive and if such inquiry or proposal is in writing, such party shall deliver to the other party a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 4.1(e) shall prohibit the Board of Directors of Frontier or ALC, as the case may be, from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal to acquire such party pursuant to a merger, consolidation, share exchange, business combination, sale of assets, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of such party, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of such party to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party (x) provides reasonable notice (no less than one business day) to the other party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person an executed confidentiality agreement in reasonably customary form on terms not more favorable to such person than the terms contained in the letter dated September 27, 1994 between ALC and Frontier (the "Confidentiality Agreement"); provided further, that the party furnishing to any such person or entity any material, non-public information not previously delivered to the other party shall deliver to the other party copies of all such information (provided that the party furnishing to any such person any such material, non-public information of which copies are not delivered to the other party pursuant to the foregoing shall deliver to the other party a list of all such information so provided), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or
(iii) failing to make or withdrawing or
modifying its recommendation referred to in Section 5.5 following the occurrence of a Competing Transaction if the Board of Directors of such party, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of such party to comply with its fiduciary duties to stockholders under applicable law. As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated or permitted by this Agreement) involving a party hereto or any of its Significant
Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of such party or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 20% or more of the outstanding shares of capital stock of such party; or (v) any proposal, plan or intention to do any of the foregoing either publicly announced or otherwise communicated to ALC or Frontier, as the case may be, or any agreement to engage in any of the foregoing. This Section 4.1(e) shall not prohibit accurate disclosure by a party that is required in any ALC SEC Document or Frontier SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law in the opinion of the Board of Directors of such party, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged legal counsel), as of the date of such ALC SEC Document or Frontier SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any Competing Transaction.

                 (f) No Acquisitions. Other than (i) acquisitions disclosed in the ALC SEC Documents or the Frontier SEC Documents, as the case may be,
(ii) acquisitions for which a party has entered into a definitive agreement prior to the date hereof, (iii) acquisitions for which a party has an outstanding bona fide offer as of the date hereof and (iv) if there shall have occurred after the date hereof a Competing Transaction with respect to either ALC or Frontier, acquisitions in connection with which the total fair market value of the consideration paid by the acquiror shall not exceed an aggregate of $100,000,000, no party shall, or shall permit any of its subsidiaries to, without the prior written consent of the other party (which shall not be unreasonably withheld), acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing subsidiaries or
(ii) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                 (g) No Dispositions. Other than (i) dispositions referred to in ALC SEC Documents or Frontier SEC Documents filed prior to the date of this Agreement or as previously disclosed in writing by a party to the other party, or (ii) as may be required by law to consummate the transactions contemplated hereby, no party shall, or shall permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except, subject to Section 4.1(l), for dispositions in the ordinary course of business consistent with past practice or which, individually do not exceed $10,000,000 or which, in the aggregate, do not exceed $25,000,000.

                 (h) Indebtedness. No party shall, or shall permit any of its subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of others (other than such party or any of its wholly owned subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any subsidiary of a party to such party or another subsidiary of such party,
(iii) borrowings under existing lines of credit or under commercial paper programs in the ordinary course of business consistent with prior practice,
(iv) borrowings by Rochester Telephone Corp. to the extent that the aggregate long-term indebtedness of Rochester Telephone Corp. does not exceed $200,000,000, (v) borrowings by either party under its lines of credit existing on the date hereof, (vi) indebtedness assumed or indebtedness of any person or entity acquired pursuant to any acquisitions referred to in Section 4.1(f) or (vii) other borrowings which, in the aggregate, do not exceed $10,000,000.

                 (i) Other Actions. No party shall, or shall permit any of its subsidiaries to, take any action that would or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Sections 6.1(g), 6.2(e) or 6.3(e).

                 (j) Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other, orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warrants or covenants of such party contained herein. Frontier and ALC shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Frontier and ALC shall cooperate with each other in determining whether any filings are required to be made with or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. Each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

                 (k) Accounting Methods. Neither Frontier nor ALC shall change its methods of accounting in effect at December 31, 1994, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither Frontier nor ALC will change its fiscal year.

                 (l) Pooling and Tax-Free Reorganization Treatment. Neither Frontier nor ALC shall intentionally take or cause to be taken any action, whether before or after the

Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                 (m) Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, each of Frontier and ALC agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other party, (i) enter into, adopt, amend (except as may be required by law), renew or terminate any Frontier Benefit Plan or ALC Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof, (iii) in the case of ALC, grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iv) except for the Employment Agreements, enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                 (n) Tax Elections. Except in the ordinary course of business and consistent with past practice, without the prior written consent of the other, neither Frontier nor ALC shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability.

                 (o) Network Transition. Promptly following the date hereof, Frontier and ALC shall consider and discuss the manner in which they may, to the extent not violative of any contracts, arrangements or agreements, written or oral, to which any party hereto or any of its subsidiaries or affiliates is a party, cause their respective long distance subsidiaries (the "Long Distance Subs") to take the actions reasonably necessary to begin to transition their respective switched long distance traffic of each other for termination and obtain the maximum network optimization and other synergies as necessary for the Long Distance Subs' future business plans, including but not limited to joint purchasing of transmission capacity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                 5.1 Preparation of S-4 and the Proxy Statement. Frontier and ALC shall promptly prepare and file with the SEC the Proxy Statement and Frontier shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus.

Each of Frontier and ALC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Frontier shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Frontier Common Stock in the Merger and Frontier Common Stock upon the exercise of the ALC Stock Options and the ALC Warrants, and ALC shall furnish all information concerning ALC and the holders of ALC Common Stock, ALC Stock Options and ALC Warrants as may be reasonably requested in connection with any such action.

                 5.2 Letter of ALC's Accountants. ALC shall use its reasonable best efforts to cause to be delivered to Frontier a letter of Ernst & Young, ALC's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Frontier, in form and substance reasonably satisfactory to Frontier and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                 5.3 Letter of Frontier's Accountants. Frontier shall use its reasonable best efforts to cause to be delivered to ALC a letter of Price Waterhouse, Frontier's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to ALC, in form and substance reasonably satisfactory to ALC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                 5.4 Access to Information. Upon reasonable notice, ALC and Frontier shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of ALC and Frontier shall (and shall cause each of their respective subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement. No investigation by either Frontier or ALC shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

                 5.5 Stockholder Meetings. ALC and Frontier each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement in the case of ALC and the Frontier Vote Matter in the case of Frontier. ALC and Frontier will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters, unless otherwise required under the applicable fiduciary duties of the respective directors of ALC and Frontier, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel). ALC and Frontier shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date on which the S-4 becomes effective. This Section 5.5 shall not prohibit accurate disclosure by a party that is required in any ALC SEC Document or Frontier SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any takeover proposal.

                 5.6 Legal Conditions to Merger. Each of ALC and Frontier shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of ALC and Frontier described in Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger or (y) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Sections 6.1(g), 6.2(e) or 6.3(e). Each of ALC and Frontier will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

                 5.7 Affiliates. At least 40 days prior to the Closing Date, ALC shall deliver to Frontier a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of ALC, "affiliates" of ALC for purposes of Rule 145 under the Securities Act. ALC shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Frontier at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit 5.7.

                 5.8 Stock Exchange Listing. Frontier shall use all reasonable efforts to cause the shares of Frontier Common Stock to be issued in the Merger and the shares of Frontier Common Stock to be reserved for issuance upon exercise of ALC Stock Options and ALC Warrants to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                 5.9 Employee Benefit Plans. Following the Effective Time, Frontier shall establish, or maintain, in good faith, Benefit Plans for the Surviving Corporation and its subsidiaries effective as of the Effective Time. Except as otherwise provided in Section 5.10, in the case of ALC Benefit Plans under which the employees' interests are based upon ALC Common Stock, Frontier and ALC agree that such interests shall be based on Frontier Common Stock in an equitable manner.

                 5.10 Stock Options and Warrants. (a) At the Effective Time, each outstanding ALC Stock Option and ALC SAR, in each case whether vested or unvested, and ALC Warrant shall be assumed by Frontier. Each ALC Stock Option shall be deemed to constitute an option to acquire, and each ALC Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such ALC Stock Option or such ALC Warrant, as the case may be, the same number of shares of

Frontier Common Stock as the holder of such ALC Stock Option or such ALC Warrant, as the case may be, would have been entitled to receive pursuant to the Merger had such holder exercised such ALC Stock Option or ALC Warrant in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of ALC Common Stock otherwise purchasable pursuant to such ALC Stock Option or ALC Warrant divided by (z) the number of full shares of Frontier Common Stock deemed purchasable pursuant to such ALC Stock Option or ALC Warrant; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code. Each holder of an ALC SAR shall be entitled to that number of stock appreciation rights of Frontier determined in the same manner as set forth above with respect to ALC Stock Options assumed by Frontier. As soon as practicable following the date of this Agreement, the Board of Directors of ALC (and/or the appropriate committee thereof) shall take all other actions necessary in order to effectuate the foregoing and to ensure that following the Effective Time no holder of an ALC Stock Option, ALC SAR or ALC Warrant nor any participant in any ALC Benefit Plan shall have any right thereunder to acquire equity securities of ALC or the Surviving Corporation.

                 (b) ALC shall deliver to the holders of the Warrants appropriate notices setting forth such holders' rights in connection with the Merger in accordance with the provisions of the respective Warrant Agreements. As soon as practicable after the Effective Time, Frontier shall deliver to the holders of ALC Stock Options and ALC SARs appropriate notices setting forth such holders' rights pursuant to the ALC Stock Plans in connection with the Merger. The agreements evidencing the grants of ALC Stock Options, ALC SARs or ALC Warrants, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.10 after giving effect to the Merger and the assumption by Frontier as set forth above). If necessary, Frontier shall use its reasonable best efforts to comply with the terms of the ALC Stock Plans and to ensure, to the extent required by, and subject to the provisions of, the ALC Stock Plans, that ALC Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Frontier after the Effective Time.

                 (c) Frontier shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Frontier Common Stock for delivery upon exercise of ALC Stock Options and ALC Warrants assumed by it in accordance with this Section 5.10. As soon as practicable after the Effective Time, Frontier shall file one or more registration statements on appropriate forms with respect to the shares of Frontier Common Stock subject to such ALC Stock Options and, to the extent required by the respective Warrant Agreements, with respect to the shares of Frontier Common Stock subject to such ALC Warrants, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options or warrants, as applicable, remain outstanding.

                 5.11 Brokers or Finders. Except as disclosed to the other party prior to the date hereof, each of Frontier and ALC represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Salomon Brothers Inc, whose fees and expenses will be paid by ALC in accordance with ALC's agreement with such firm (a copy of which has been delivered by ALC to Frontier prior to the date of this Agreement), and Lazard Freres & Co., whose fees and expenses will be paid by Frontier in accordance with Frontier's agreement with such firm (a copy of which has been delivered by Frontier to ALC prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliate.

                 5.12 Governance. (a) Frontier's Board of Directors shall take action to cause John M. Zrno, William H. Oberlin, Richard J. Uhl and Michael E. Faherty to be elected to

Frontier's Board of Directors as of the Effective Time or as soon thereafter as practical. Frontier's Board of Directors shall amend Frontier's By-laws to increase the size of the Frontier Board of Directors to the extent necessary to comply with this Section. Frontier's Board of Directors shall also take action to cause the persons set forth on Exhibit 5.12 to be elected to the offices specified in such Exhibit effective as of the Effective Time.

                 (b) ALC shall use its reasonable best efforts to obtain the resignation of each director of ALC effective as of the Effective Time.

                 5.13  Indemnification; Directors' and Officers' Insurance.
(a) From and after the Effective Time, Frontier shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of ALC or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Frontier (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ALC or any subsidiary of ALC, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent ALC would have been permitted under Delaware law and its Certificate of Incorporation and By-laws to indemnify such person, consistent with applicable law (and Frontier shall pay expenses (including attorneys' fees) in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by applicable law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to Frontier and (ii) after the Effective Time, Frontier will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Frontier shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Frontier (but the failure so to notify Frontier shall not relieve it from any liability which it may have under this Section 5.13 except to the extent such failure materially prejudices Frontier), and shall deliver to Frontier any undertaking required by applicable law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there

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is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                 (b) For a period of seven years after the Effective Time, Frontier shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ALC (provided that Frontier may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that Frontier shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by ALC for such insurance. Notwithstanding anything to the contrary contained elsewhere herein, Frontier's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under ALC's directors' and officers' insurance policies (or any substitute policies permitted by this Section 5.13(b)).

                 (c) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

                 5.14 Elimination of Certain Restrictions. The parties shall make all reasonable efforts to eliminate the application, after the Effective Time, of certain restrictive covenants contained in the Indenture dated as of May 15, 1993 among Allnet Communication Services, Inc., ALC and Star Bank, National Association, as Trustee, relating to ALC's 9% Senior

Subordinated Notes due May 15, 2003, by such means, including without limitation, consent, amendment or defeasance, as may be mutually agreeable.

                 5.15 Financial Reporting. If the Effective Time shall have occurred in either the first or last month of a fiscal quarter of Frontier, Frontier shall seek to accelerate the release of 30 days of combined earnings of Frontier and the Surviving Corporation to the fullest extent reasonably practicable, taking into account the best interests of Frontier.

                 5.16 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Sub or ALC, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of ALC Common Stock entitled to vote thereon, and the Frontier Vote Matter shall have been approved by a majority of the votes cast thereon by the holders of shares of Frontier Common Stock, provided that the total votes cast by such holders shall represent a majority of the outstanding shares of Frontier Common Stock entitled to vote thereon.

                 (b) NYSE Listing. The shares of Frontier Common Stock issuable to ALC stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                 (c)  Other Approvals.  Other than the filing contemplated by
Section 1.3, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on Frontier and its subsidiaries (after giving effect to the Merger), taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Frontier shall have received all state securities or blue sky permits and other authorizations necessary to issue the Frontier Common Stock in exchange for ALC Common Stock and to consummate the Merger.

                 (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                 (f) Pooling. Frontier and ALC shall have received letters from Price Waterhouse and from Ernst & Young to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement.

                 (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon Frontier or its subsidiaries (after giving effect to the Merger) which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger, provided that the parties shall have contested in good faith the imposition of any such condition or restriction.

                 6.2 Conditions to Obligations of Frontier and Sub. The obligations of Frontier and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Frontier and Sub:

                 (a) Representations and Warranties. The representations and warranties of ALC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Frontier shall have received a certificate signed on behalf of ALC by the President and Chief Executive Officer of ALC or the Executive Vice President and Chief Operating Officer of ALC, and by the Executive Vice President and Chief Financial Officer of ALC to such effect.

                 (b) Performance of Obligations of ALC. ALC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Frontier shall have received a certificate signed on behalf of ALC by the President and Chief Executive Officer of ALC or the Executive Vice President and Chief Operating Officer of ALC, and by the Executive Vice President and Chief Financial Officer of ALC to such effect.

                 (c) Consents Under Agreements. ALC shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required, and filed or delivered all certificates or other documents required (other than filings with or deliveries to the Governmental Entities referred to in Section 6.1(c)), in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of ALC or any subsidiary of ALC under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals, or to make such filings or deliveries, would not, in the reasonable opinion of Frontier, individually or in the aggregate, have a material adverse effect on Frontier and its subsidiaries (after giving effect to the Merger), taken as a whole, or upon the consummation of the transactions contemplated hereby.

                 (d) Tax Opinion. Frontier shall have received the opinion of Simpson Thacher & Bartlett, counsel to Frontier, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of Frontier and ALC, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Frontier, Sub and ALC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                 (e) Burdensome Condition. Prior to the Effective Time, there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Frontier or its subsidiaries (after giving effect to the Merger) to dispose of any asset which would be deemed to constitute a significant amount of assets to Frontier under Instruction 4 of Item 2 of Form 8-K, provided that Frontier shall have contested in good faith the imposition of any such requirement.

                 (f)  Employment Agreements.    Each of the Employment
Agreements shall be in full force and effect, and each of the employees of ALC who is a party to an Employment Agreement shall have performed in all material respects all obligations required to be performed by such employee under his or her respective Employment Agreement.

                 (g) Opinion of Financial Advisor. Lazard Freres & Co. shall not have withdrawn its opinion referred to in Section 3.2(v).

                 6.3 Conditions to Obligations of ALC. The obligation of ALC to effect the Merger is subject to the satisfaction of the following conditions unless waived by ALC:

                 (a) Representations and Warranties. The representations and warranties of Frontier and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and ALC shall have received a certificate signed on behalf of Frontier by the Chairman, President and Chief Executive Officer of Frontier or a Corporate Vice President of Frontier, and by the Corporate Vice President-Finance of Frontier to such effect.

                 (b) Performance of Obligations of Frontier and Sub. Frontier and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and ALC shall have received a certificate signed on behalf of Frontier by the Chairman, President and Chief Executive Officer of Frontier or a Corporate Vice President of Frontier, and by the Corporate Vice President-Finance of Frontier to such effect.

                 (c) Consents Under Agreements. Frontier shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required, and filed or delivered all certificates or other documents required (other than filings with or deliveries to the Governmental Entities referred to in Section 6.1(c)), in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals, or to make such filings or deliveries, would not, in the reasonable opinion of ALC, individually or in the aggregate, have a material adverse effect on Frontier and its subsidiaries (after giving effect to the Merger), taken as a whole, or upon the consummation of the transactions contemplated hereby.

                 (d) Tax Opinion. ALC shall have received the opinion of Debevoise & Plimpton, counsel to ALC dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of Frontier and ALC, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, and that Frontier, Sub and ALC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                 (e) Burdensome Condition. Prior to the Effective Time, there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon ALC or its subsidiaries to dispose of any asset which would be deemed to constitute a significant amount of assets to Frontier (after giving effect to the Merger) under Instruction 4 of Item 2 of Form 8-K, provided that ALC shall have contested in good faith the imposition of any such requirement.

                 (f) Opinion of Financial Advisor. Salomon Brothers Inc shall not have withdrawn its opinion referred to in Section 3.1(v).

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

                 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of ALC or
Frontier:

                 (a) by mutual consent of Frontier and ALC in a written instrument;

                 (b) by Frontier, upon a wilful breach of any material representation, warranty, covenant or agreement on the part of ALC set forth in this Agreement, or if any such representation or warranty of ALC shall have become untrue, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied (following notice and a reasonable opportunity to cure) by December 31, 1995;

                 (c) by ALC, upon a wilful breach of any material representation, warranty, covenant or agreement on the part of Frontier set forth in this Agreement, or if any such representation or warranty of ALC shall have become untrue, in each case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied (following notice and a reasonable opportunity to cure) by December 31, 1995;

                 (d) by either Frontier or ALC, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to contest the imposition of such injunction or action and such failure materially contributed to such imposition;

                 (e) by either Frontier or ALC, if the Merger shall not have been consummated on or prior to December 31, 1995;

                 (f) by either Frontier or ALC, if any approval of the stockholders of ALC or of Frontier required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                 (g) by Frontier, if (i) the Board of Directors of ALC shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to Frontier or Sub or shall have resolved to do the foregoing; or (ii) the Board of Directors of ALC shall have approved or have recommended to the stockholders of ALC a Competing Transaction or shall have resolved to do the foregoing; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of ALC Common Stock is commenced (other than by Frontier or any of its subsidiaries or affiliates), and the Board of Directors of ALC recommends that the stockholders of ALC tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days of the commencement thereof; or (iv) any person (including ALC or any of its subsidiaries or affiliates) or group (other than Frontier or any of its subsidiaries or affiliates) shall have acquired beneficial ownership of 20% or more of the outstanding shares of ALC Common Stock;

                 (h) by ALC, if the Board of Directors of ALC (i) shall fail to make or shall withdraw or modify its recommendation of this Agreement or the Merger if there shall exist at such time a tender offer or exchange offer or a written, bona fide proposal by a third party to acquire ALC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or (ii) recommends to ALC's stockholders approval or acceptance of any such transaction, in each case only if the Board of Directors of ALC, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of ALC to comply with its fiduciary duties to stockholders under applicable law;

                 (i) by ALC, if (i) the Board of Directors of Frontier shall have withdrawn, modified or changed its recommendation of the Frontier Vote Matter in any manner which is adverse to ALC or shall have resolved to do the foregoing; or (ii) the Board of Directors of Frontier shall have approved or recommended to the stockholders of Frontier a Competing

Transaction or shall have resolved to do the foregoing; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Frontier Common Stock is commenced, and the Board of Directors of Frontier recommends that the stockholders of Frontier tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days of the commencement thereof; or (iv) any person (including Frontier or any of its subsidiaries or affiliates) or group (other than ALC or any of its subsidiaries or affiliates) shall have acquired beneficial ownership of 20% or more of the outstanding share of Frontier Common Stock; and

                 (j) by Frontier, if the Board of Directors of Frontier (i) shall fail to make or shall withdraw or modify its recommendation of the Frontier Vote Matter if there shall exist at such time a tender offer or exchange offer or a written, bona fide proposal by a third party to acquire Frontier pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or (ii) recommends to Frontier's stockholders approval or acceptance of any of the foregoing, in each case only if the Board of Directors of Frontier, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of Frontier to comply with its fiduciary duties to stockholders under applicable law. The right of any party hereto





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
to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                 7.2 Effect of Termination. In the event of termination of this Agreement by either ALC or Frontier as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Frontier, Sub or ALC or their respective officers or directors except (i) with respect to the penultimate sentence of Section 5.4, and Sections 5.11 and 7.3 and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement except as provided in Section 8.8; provided that, if this Agreement shall be terminated under circumstances that would require a payment to be made pursuant to Section 7.3(b) or Section 7.3(c) contemporaneously with such termination, then such termination by any party required to make such payment shall not be effective until such payment shall have been made pursuant to Section 7.3(f).

                 7.3 Fees, Expenses and Other Payments. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all out-of-pocket costs and expenses actually incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses"), except that expenses related to printing, filing and mailing the Proxy Statement and the S-4 shall be shared equally by Frontier and ALC.

                 (b) ALC agrees that if this Agreement shall be terminated pursuant to:

                      (i) Section 7.1(b) and (x) such termination is the result of wilful breach of any material covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending twelve umonths after the date of termination of this Agreement, a Business Combination (as defined in Section 7.3(g) below) involving ALC shall have occurred or ALC shall have entered into a definitive agreement providing for such a Business Combination;

                      (ii) Section 7.1(e) and (x) there shall exist a Competing Transaction with respect to ALC, (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Business Combination involving ALC that is at least as favorable to ALC and its stockholders from a financial point of view as such Competing Transaction shall have occurred or ALC shall have entered into a definitive agreement providing for such a Business

         Combination and (z) if such termination is by Frontier, Frontier shall have offered to extend the date set forth in Section 7.1(e) until at least March 31, 1996;

                    (iii) Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ALC at a meeting of stockholders of ALC called to vote thereon and at the time of such meeting there shall exist a Competing Transaction with respect to ALC;

                     (iv) Section 7.1(g)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of ALC, there shall exist a Competing Transaction with respect to ALC; or

                      (v)   Sections 7.1(g)(ii), (iii) or (iv), or Section
         7.1(h);

then ALC shall pay to Frontier an amount equal to $45,000,000, plus all of Frontier's Expenses, not to exceed $5,000,000.

                 (c) Frontier agrees that if this Agreement shall be terminated pursuant to:

                      (i) Section 7.1(c) and (x) such termination is the result of wilful breach of any material covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Business Combination involving Frontier shall have occurred or Frontier shall have entered into a definitive agreement providing for such a Business Combination;

                     (ii) Section 7.1(e) and (x) there shall exist a Competing Transaction with respect to Frontier, (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Business Combination involving Frontier that is at least as favorable to Frontier and its stockholders from a financial point of view as such Competing Transaction shall have occurred or Frontier shall have entered into a definitive agreement providing for such a Business Combination and (z) if such termination is by ALC, ALC shall have offered to extend the date set forth in Section 7.1(e) until at least March 31, 1996;

                    (iii) Section 7.1(f) because the Frontier Vote Matter shall fail to receive the requisite vote for approval by the stockholders of Frontier at the meeting of the stockholders of Frontier called to vote thereon and at the time of such meeting there shall exist a Competing Transaction with respect to Frontier;

                     (iv) Section 7.1(i)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of Frontier, there shall exist a Competing Transaction with respect to Frontier; or

                      (v)   Sections 7.1(i)(ii), (iii) or (iv), or Section
         7.1(j);

then Frontier shall pay to ALC an amount equal to $45,000,000, plus all of ALC's Expenses, not to exceed $5,000,000.

                 (d) ALC agrees that if this Agreement shall be terminated pursuant to Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ALC at a meeting of stockholders of ALC called to vote thereon, or pursuant to
Section 7.1(b) or Section 7.1(g)(i), then, in any such event, ALC shall pay to Frontier an amount equal to Frontier's Expenses, not to exceed $5,000,000, provided that ALC shall not be obligated to make any payment pursuant to this
Section 7.3(d) if ALC shall be obligated to make a payment to Frontier pursuant to Section 7.3(b).

                 (e) Frontier agrees that if this Agreement shall be terminated pursuant to Section 7.1(f) because the Frontier Vote Matter shall fail to receive the requisite vote for approval by the stockholders of Frontier at a meeting of stockholders of Frontier called to vote thereon, or pursuant to
Section 7.1(c) or Section 7.1(i)(i), then, in any such event, Frontier shall pay to ALC an amount equal to ALC's Expenses, not to exceed $5,000,000, provided that Frontier shall not be obligated to make any payment pursuant to this Section 7.3(e) if Frontier shall be obligated to make a payment to ALC pursuant to Section 7.3(c).

                 (f) Any payment required to be made pursuant to Section 7.3(b) through Section 7.3(e), inclusive, shall be made contemporaneously with the termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by the recipient of such payment, and termination by any party required to make such payment contemporaneously therewith shall not be effective until such payment shall have been made pursuant hereto, except that any payment to be made as the result of an event described in Section 7.3(b)(i) or Section 7.1(c)(i) shall be made as promptly as practicable but not later than five business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination. Any payment made pursuant to Sections 7.3(b) through 7.3(e), inclusive, shall not preclude the recipient of such payment from seeking monetary damages from the other party as described in clause (ii) of Section 7.2.

                 (g) For purposes of this Section 7.3, the term "Business Combination" shall mean any of the following involving a party hereto: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or any group of beneficial ownership of 20% or more of the capital stock of such party whether by tender offer or exchange offer or otherwise.

                 (h) If the Merger is consummated, ALC agrees to pay, or cause to be paid, any and all property or transfer taxes imposed on ALC or its subsidiaries and any real property transfer or gains taxes imposed on any holder of shares of ALC Common Stock resulting from the Merger.

                 7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of ALC or of Frontier, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 4.1(l), 5.9 through 5.16, 7.3, the last sentence of Section 7.4 and Article VIII, and the agreements of the "affiliates" of ALC delivered pursuant to Section 5.7.

                 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Frontier or Sub, to

                          Louis L. Massaro
                          Corporate Vice President-Treasurer
                          Frontier Corporation
                          180 South Clinton Avenue
                          Rochester, New York  14646
                          Telecopy No.  (716) 546-7823
                 with copies to

                          Martin T. McCue, Esq.
                          Frontier Corporation
                          180 South Clinton Avenue
                          Rochester, New York  14646
                          Telecopy No.  (716) 546-7823

                          Helen A. Zamboni, Esq.
                          Frontier Corporation
                          180 South Clinton Avenue
                          Rochester, New York  14646
                          Telecopy No.  (716) 546-7823

                          Richard I. Beattie, Esq.
                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York  10017
                          Telecopy No. (212) 455-2502

                 and

                 (b)      if to ALC, to

                          Marvin C. Moses
                          Executive Vice President and Chief Financial Officer ALC Communications Corporation
                          30300 Telegraph Road
                          Bingham Farms, Michigan 48025
                          Telecopy No.

                 with copies to

                          Connie R. Gale, Esq.
                          ALC Communications Corporation
                          30300 Telegraph Road
                          Bingham Farms, Michigan 48025
                          Telecopy No.





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
                          Christopher Smeall, Esq.
                          Debevoise & Plimpton
                          875 Third Avenue
                          New York, New York  10022
                          Telecopy No. (212) 909-6386

                 8.3  Certain Definitions.  For purposes of this Agreement:

                 (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                 (b) "beneficially own" or "beneficial ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group.

                 (c) "group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act.

                 (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and





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
                 (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                 8.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit to this Agreement or a Schedule delivered by a party in connection with its delivery of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 9, 1995.

                 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and





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
delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 8.6  Entire Agreement; No Third Party Beneficiaries; Rights of
Ownership.   This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement and (b) except as provided in Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                 8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, except to the extent Delaware law shall govern the Merger, without regard to any applicable conflicts of law.

                 8.8 Severability; Limitations on Remedies. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in





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
no way be affected, impaired or invalidated. Each party agrees that, should any such court or agency make such a holding, or should any such court or agency order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as a result of such holding or order. This provision is not intended to render null or unenforceable any obligation hereunder that would be valid and enforceable if this provision were not in this Agreement.

                 8.9 Publicity. Except as otherwise required by law or the rules of the NYSE or the AMEX, so long as this Agreement is in effect, neither ALC nor Frontier shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Frontier, Sub and ALC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of April 9, 1995.

                                                   FRONTIER CORPORATION


                                                   By /s/ Ronald L. Bittner
                                                     ---------------------------------------
                                                      Name:         Ronald L. Bittner
                                                      Title:        Chairman, President &
                                                                    Chief Executive Officer

Attest:


/s/ Josephine S. Trubek
- -----------------------------------------
Name:   Josephine S. Trubek
Title:  Corporate Secretary

                                                   FRONTIER SUBSIDIARY ONE, INC.


                                                   By /s/ Ronald L. Bittner
                                                     ---------------------------------------
                                                      Name:         Ronald L. Bittner
                                                      Title:        President

Attest:


/s/ Josephine S. Trubek
- -------------------------------------------
Name:   Josephine S. Trubek
Title:  Secretary

                                                   ALC COMMUNICATIONS CORPORATION


                                                   By /s/ John M. Zrno
                                                     --------------------------------------
                                                      Name:         John M. Zrno
                                                      Title:        President and Chief
                                                                    Executive Officer
Attest:


/s/ Connie R. Gale
- ---------------------------------
Name:   Connie R. Gale
Title:     Vice President, General Counsel and Secretary

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

Schedules Delivered by ALC

3.1(c)           Certain Agreements
3.1(h)           Taxes
3.1(i)           Employment Agreements
3.1(k)           Significant Subsidiaries
3.1(s)           Intellectual Property


Schedules Delivered by Frontier

3.2(h)           Taxes
3.2(i)           Employment Agreements
3.2(k)           Significant Subsidiaries
3.2(q)           Properties
3.2(s)           Intellectual Property


     In accordance with Item 601(b)(2) of Regulation S-K, the exhibits described in the Table of Contents of this Agreement and Plan of Merger and the schedules described in the list of Schedules above have not been filed with the Current Report on Form 8-K to which this Agreement and Plan of Merger is an Exhibit. The Registrant hereby agrees to furnish supplementally copies of such exhibits and schedules to the Commission upon request.





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